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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






         DATE OF REPORT (Date of earliest event reported): March 5, 2001
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                                    VIB Corp
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


       333-43021                                             33-0780371
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(Commission File Number)                             (IRS Employer I.D. Number)


   1498 Main Street, El Centro, California                 92243
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   (Address of principal executive offices)              (Zip Code)


                                 (760) 337-3200
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)





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Item 5. Other Events

     On March 5, 2001, the Registrant announced its intention to consolidate its three banking subsidiaries. Pursuant to the proposed consolidation, Bank of Stockdale, F.S.B., headquartered in Bakersfield, California, and Kings River State Bank, headquartered in Reedley, California, will each be merged with and into Valley Independent Bank, headquartered in El Centro, California.

     The details of the proposed consolidation have not been finalized and the transactions will be subject to internal corporate and regulatory approvals. It is anticipated that the consolidation will become effective by late in the second quarter, 2001.

     In making the announcement, Dennis L. Kern, President and Chief Executive Officer, indicated that the proposal is a further step in the Registrant's efforts to improve operating efficiencies resulting from its recent acquisitions. Mr. Kern further noted, however, that the Registrant was considering the use of the Kings River and the Bank of Stockdale names as DBAs, and that other efforts would be taken to assure continued local identity.

Item 7. Financial Statements and Exhibits

         (a)      Financial Statements

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      List of Exhibits

                  Not applicable.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VIB CORP



Date:  March 8, 2001                      /s/ Harry G. Gooding, III
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                                          Harry G. Gooding, III
                                          Executive Vice President
                                          and Chief Financial Officer



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